Exhibit 99.1

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS AND REAFFIRMS FULL-YEAR 2017 GUIDANCE

Chicago, May 4, 2017 – LSC Communications, Inc. (NYSE: LKSD) today reported financial results for the first quarter of 2017.

1Q 2017 Highlights:

•	Company reaffirms full-year 2017 guidance

•	Net cash provided by operating activities of $64 million

•	Non-GAAP free cash flow of $43 million

•	Net sales of $821 million compared to $880 million in the first quarter of 2016

•	GAAP net loss of $1 million, or $0.02 per diluted share

•	Non-GAAP net income of $4 million, or $0.14 per diluted share

•	Non-GAAP adjusted EBITDA of $65 million, or 7.9% of net sales, compared to $96 million, or 10.9% of net sales, in the first quarter of 2016

•	Company closes on secondary common stock offering that completes the sale of RR Donnelley’s entire ownership of LSC shares

“First quarter, results were consistent with our 2017 budget and we remain on track to deliver full year guidance,” said Thomas J. Quinlan III, LSC Communications’ Chairman and Chief Executive Officer. “In the first quarter, we acquired Hudson Yards to enhance our digital and premedia capabilities, and we continue to see a robust M&A pipeline in both our Print and Office Products segments.”

Net Sales

First quarter net sales were $821 million, down $59 million, or 6.7%, from the first quarter of 2016. After adjusting for the December 2, 2016 acquisition of Continuum and the March 1, 2017 acquisition of Hudson Yards, changes in foreign exchange rates, and pass-through paper sales, organic net sales decreased 7.1% from the first quarter of 2016. The decrease in organic net sales was due to lower volume and price declines in both the Print and Office Products segments partially offset by higher supply chain management and fulfillment volume in the Print segment.

GAAP Net Income

First quarter 2017 net loss was $1 million, or $0.02 per diluted share, compared to net income of $31 million, or $0.95 per diluted share, in the first quarter of 2016. The first quarter of 2017 includes $17 million of interest expense primarily related to debt issued in connection with the October 1 separation from RR Donnelley & Sons Company, while no interest expense was allocated to LSC Communications in the first quarter of 2016. Also, first-quarter net loss/income included after-tax charges of $5 million and $2 million in 2017 and 2016, respectively, both of which are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Non-GAAP Net Income

Non-GAAP adjusted EBITDA in the first quarter of 2017 was $65 million, or 7.9% of net sales, compared to $96 million, or 10.9% of net sales, in the first quarter of 2016. The decrease in non-GAAP adjusted EBITDA was primarily due to volume declines and price pressure in the Print and Office Products segments as well as product mix within the Print segment, partially offset by ongoing productivity and cost control initiatives.

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS AND REAFFIRMS FULL-YEAR GUIDANCE

Non-GAAP net income totaled $4 million, or $0.14 per diluted share, in the first quarter of 2017 compared to non-GAAP net income in the first quarter of 2016 of $33 million, or $1.01 per diluted share. The first quarter of 2017 includes $17 million of interest expense primarily related to debt issued in connection with the separation from RR Donnelley, while no interest expense was allocated to LSC Communications in the first quarter of 2016. Reconciliations of net income to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

2017 Guidance

The Company reaffirms the following full-year guidance for 2017:

Guidance
Net sales	$3.55 to $3.65 billion
Non-GAAP adjusted EBITDA margin	9.75% to 10.25%
Depreciation and amortization	$155 to $165 million
Interest expense	$68 to $72 million
Non-GAAP effective tax rate	33% to 36%
Capital expenditures	$60 to $65 million
Free cash flow (1)	$125 to $155 million

(1)	Free cash flow is defined as net cash provided by operating activities less capital expenditures

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that excluding such items is likely to be significant to an assessment of the Company’s ongoing operations, given that such excluded items are not indicators of business performance.

Conference Call

LSC Communications will host a conference call and simultaneous webcast to discuss its first-quarter results today, Thursday, May 4, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on LSC Communications’ web site: www.lsccom.com. Individuals wishing to participate must register in advance at the following link. After registering, participants will receive dial-in numbers, a passcode, and a link to access the live event. A webcast replay will be archived on the Company’s web site for 90 days after the call.

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS AND REAFFIRMS FULL-YEAR GUIDANCE

About LSC Communications

LSC Communications (NYSE: LKSD) is a global leader in traditional and digital print, print-related services and office products that serves the needs of publishers, merchandisers and retailers. The Company’s service offering includes e-services, warehousing and fulfillment and supply chain management. LSC utilizes a broad portfolio of technology capabilities coupled with consultative attention to clients’ needs to increase speed to market, reduce costs, provide postal savings to customers and improve efficiencies. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of an international organization.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Janet M. Halpin, Senior Vice President, Treasurer & Investor Relations

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP net income and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP net income and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP net income and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA and non-GAAP net income can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS AND REAFFIRMS FULL-YEAR GUIDANCE

from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Condensed Consolidated and Combined Balance Sheets

As of March 31, 2017 and December 31, 2016

(in millions, except share and per share data)

(UNAUDITED)

	March 31, 2017	December 31, 2016
Assets

Cash and cash equivalents	$89	$95
Receivables, less allowances for doubtful accounts of $10 in 2017 (2016: $10)	627	667
Inventories	199	193
Prepaid expenses and other current assets	21	21

Total Current Assets	936	976

Property, plant and equipment - net	595	608
Goodwill	87	84
Other intangible assets - net	127	131
Deferred income taxes	53	57
Other noncurrent assets	94	96

Total Assets	$1,892	$1,952

Liabilities

Accounts payable	$283	$294
Accrued liabilities	235	237
Short-term and current portion of long-term debt	15	52

Total Current Liabilities	533	583

Long-term debt	729	742
Pension liabilities	263	279
Deferred income taxes	2	2
Other noncurrent liabilities	102	106

Total Liabilities	1,629	1,712

Commitments and Contingencies

Equity

Common stock, $0.01 par value
Authorized: 65,000,000 shares;
Issued: 33,472,273 shares in 2017 (2016: 32,449,669)	—	—
Additional paid-in capital	791	770
(Accumulated deficit) retained earnings	(8)	1
Accumulated other comprehensive loss	(519)	(531)
Treasury stock, at cost: 34,727 shares in 2017	(1)	—

Total Equity	263	240

Total Liabilities and Equity	$1,892	$1,952

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Condensed Consolidated and Combined Results of Operations

For the Three Months Ended March 31, 2017 and 2016

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended March 31,
	2017	2016
Net sales	$821	$880
Cost of sales (1)	692	722
Selling, general and administrative expenses (SG&A) (1)	65	62
Restructuring, impairment and other charges - net	6	3
Depreciation and amortization	40	46

Income from operations	18	47

Interest expense	17	—

Income before income taxes	1	47

Income tax expense	2	16

Net (loss) income	$(1)	$31

Net (loss) earnings per common share (2):
Basic net (loss) earnings per share	$(0.02)	$0.95
Diluted net (loss) earnings per share	$(0.02)	$0.95

Dividends declared per common share	$0.25	$—

Weighted average number of common shares outstanding:
Basic	32.6	32.4
Diluted	32.6	32.4

Additional information:
Gross margin (1)	15.7%	18.0%
SG&A as a % of net sales (1)	7.9%	7.0%
Operating margin	2.2%	5.3%
Effective tax rate	148.1%	33.9%

(1)	Exclusive of depreciation and amortization
(2)	On October 1, 2016, R. R. Donnelley & Sons Company ("RRD") distributed approximately 26.2 million shares of LSC Communications common stock to RRD shareholders. RRD retained an additional 6.2 million shares. For the three months ended March 31, 2016 (prior to the separation), basic and diluted earnings per share and the average number of shares outstanding were retrospectively restated for the number of LSC Communications, Inc. shares outstanding immediately following the separation, 32.4 million shares.

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended March 31, 2017 and 2016

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
GAAP net income (loss)	$74	$(1)	9	38	$28

Adjustments:
Restructuring, impairment and other charges - net (1)	21	6	7	3	5
Spinoff-related transaction expenses (2)	6	1	4	1	—
Pension settlement charge (3)	1	—	—	—	1
Depreciation and amortization	165	40	41	40	44
Interest expense (income) - net	35	17	18	1	(1)
Income tax expense	37	2	1	18	16

Total Non-GAAP adjustments	265	66	71	63	65

Non-GAAP adjusted EBITDA	$339	$65	$80	$101	$93

Net sales	$3,595	$821	$919	$949	$906
Non-GAAP adjusted EBITDA margin %	9.4%	7.9%	8.7%	10.6%	10.3%

	For the Twelve Months Ended	For the Three Months Ended
	March 31, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
GAAP net income	$96	$31	$38	$15	$12

Adjustments:
Restructuring, impairment and other charges - net (1)	54	3	5	25	21
Acquisition-related expenses (4)	3	—	—	—	3
Purchase accounting inventory adjustments (5)	11	—	1	7	3
Depreciation and amortization	184	46	47	48	43
Interest income	(2)	—	—	(1)	(1)
Income tax expense	74	16	20	31	7

Total Non-GAAP adjustments	324	65	73	110	76

Non-GAAP adjusted EBITDA	$420	$96	$111	$125	$88

Net sales	$3,762	$880	$1,004	$999	$879
Non-GAAP adjusted EBITDA margin %	11.2%	10.9%	11.1%	12.5%	10.0%

(1)	Restructuring, impairment and other charges-net: Pre-tax charges for employee termination costs, lease termination, other costs, multi-employer pension plan withdrawal obligations, and impairment of intangible assets and other long-lived assets.
(2)	Spinoff-related transaction expenses: One-time transaction expenses associated with the separation from RRD.
(3)	Pension settlement charge: Pre-tax charge recognized for lump-sum pension settlement payments.
(4)	Acquisition-related expenses: Legal, accounting and other expenses associated with completed and contemplated acquisitions.
(5)	Purchase accounting inventory adjustments: Recognition of charges as a result of inventory purchase accounting adjustments.

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended March 31, 2017 and 2016

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended March 31, 2017		For the Three Months Ended March 31, 2016
	Net income	Net income per diluted share	Net income	Net income per diluted share
GAAP basis measures	$(1)	$(0.02)	$31	$0.95

Non-GAAP adjustments:

Restructuring, impairment and other charges - net (1)	3	0.10	2	0.06
Spinoff-related transaction expenses (2)	1	0.03	—	—
Income tax adjustments (3)	1	0.03	—	—

Total Non-GAAP adjustments	5	0.16	2	0.06

Non-GAAP measures	$4	$0.14	$33	$1.01

(1)	Restructuring, impairment and other charges - net: Operating results for the three months ended March 31, 2017 and 2016 were affected by the following pre-tax restructuring charges of $6 million ($3 million after-tax) and $3 million ($2 million after-tax), respectively:

	For the Three Months Ended March 31,
	2017	2016
Employee termination costs (a)	$4	$—
Other restructuring charges (b)	1	2
Other charges (c)	1	1

Total restructuring, impairment and other charges - net	$6	$3

(a)	For the three months ended March 31, 2017, employee-related termination costs resulted from the reorganization of certain business units and corporate functions. For the three months ended March 31, 2016, there were de minimis amounts of employee-related termination costs.
(b)	Includes lease termination and other facility costs.
(c)	Other charges related to the Company's multi-employer pension plan withdrawal obligations unrelated to facility closures.
(2)	Spinoff-related transaction expenses: Included pre-tax charges of $1 million ($1 million after-tax) for one-time transaction expenses associated with the separation from RRD for the three months ended March 31, 2017.
(3)	Income tax adjustment: Included a tax expense of $1 million that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during the three months ended March 31, 2017.

Note:	The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Print	Office Products	Corporate	Consolidated
For the Three Months Ended March 31, 2017
Net sales	$710	$111	$—	$821
Income (loss) from operations	12	9	(3)	18
Operating margin %	1.7%	8.1%	nm	2.2%

Non-GAAP Adjustments
Depreciation and amortization	35	4	1	40
Restructuring charges - net	4	1	—	5
Spinoff-related transaction expenses	—	—	1	1
Other charges	1	—	—	1

Total Non-GAAP adjustments	40	5	2	47

Non-GAAP Adjusted EBITDA	$52	$14	$(1)	$65
Non-GAAP Adjusted EBITDA margin %	7.3%	12.6%	nm	7.9%

Capital expenditures	$20	$—	$1	$21

For the Three Months Ended March 31, 2016
Net sales	$752	$128	$—	$880
Income from operations	32	14	1	47
Operating margin %	4.3%	10.9%	nm	5.3%

Non-GAAP Adjustments
Depreciation and amortization	41	4	1	46
Restructuring charges - net	2	—	—	2
Other charges	1	—	—	1

Total Non-GAAP adjustments	44	4	1	49

Non-GAAP Adjusted EBITDA	$76	$18	$2	$96
Non-GAAP Adjusted EBITDA margin %	10.1%	14.1%	nm	10.9%

Capital expenditures	$8	$1	$3	$12

nm	Not meaningful

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

For the Three Months Ended March 31, 2017 and 2016

(in millions)

(UNAUDITED)

	2017	2016
Net (loss) income	$(1)	$31
Adjustment to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	40	46
Provision for doubtful accounts receivable	1	1
Share-based compensation	3	1
Deferred income taxes	1	(8)
Other	1	(1)
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	40	45
Inventories	(4)	(20)
Prepaid expenses and other current assets	(1)	(3)
Accounts payable	3	(58)
Income taxes payable and receivable	(1)	3
Accrued liabilities and other	(18)	(23)

Net cash provided by operating activities	$64	$14

Capital expenditures	(21)	(12)
Acquisitions of businesses, net of cash acquired	(4)	—
Proceeds from sales of other assets	—	1

Net cash used in investing activities	$(25)	$(11)

Payments of current maturities and long-term debt	(51)	(1)
Proceeds from issuance of common stock	18	—
Dividends paid	(8)	—
Payments to RRD - net	(7)	—
Net transfers to Parent and affiliates	—	(21)

Net cash used in financing activities	$(48)	$(22)

Effect of exchange rate on cash and cash equivalents	3	1

Net decrease in cash and cash equivalents	$(6)	$(18)

Cash and cash equivalents at beginning of year	95	95

Cash and cash equivalents at end of period	$89	$77

Supplemental non-cash disclosure:
Assumption of warehousing equipment related to customer contract	$—	$9

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

For the Three Months Ended March 31, 2017 and 2016

(in millions)

(UNAUDITED)

	2017	2016
Additional Information:
For the Three Months Ended March 31:
Net cash provided by operating activities	$64	$14
Less: capital expenditures	21	12

Free cash flow	$43	$2

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended March 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Print	Office Products	Consolidated
For the Three Months Ended March 31, 2017
Reported net sales	$710	$111	$821
Adjustments (1)	1	—	1

Pro forma net sales	$711	$111	$822

For the Three Months Ended March 31, 2016
Reported net sales	$752	$128	$880
Adjustments (1)	14	—	14

Pro forma net sales	$766	$128	$894
Net sales change
Reported net sales	(5.6%)	(13.3%)	(6.7%)
Pro forma net sales	(7.2%)	(13.3%)	(8.1%)
Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.5%)	—%	(0.4%)

Year-over-year impact of changes in pass-through paper sales	(0.7%)	—%	(0.6%)
Net organic sales change (2)	(6.0%)	(13.3%)	(7.1%)

The reported results of the Company include the results of acquired businesses from the acquisition dates forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2017 and 2016 to pro forma net sales as if the acquisitions took place as of January 1, 2016 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses: For the three months ended March 31, 2017, the adjustment to net sales of an acquired business reflects the net sales of HudsonYards Studios (“HudsonYards”) (acquired March 1, 2017). For the three months ended March 31, 2016, the adjustments for net sales of acquired businesses reflect the net sales of HudsonYards and Continuum Management Company, LLC (“Continuum”) (acquired December 2, 2016).
(2)	Adjusted for net sales of acquired businesses, the impact of changes in FX rates and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales - Print Segment

For the Three Months Ended March 31, 2017 and 2016

(in millions)

(UNAUDITED)

	Magazines, Catalogs, and Retail Inserts	Book	Europe	Directories	Print
For the Three Months Ended March 31, 2017
Reported net sales	$383	$239	$56	$32	$710
Adjustments (1)	1	—	—	—	1

Pro forma net sales	$384	$239	$56	$32	$711

For the Three Months Ended March 31, 2016
Reported net sales	$407	$243	$70	$32	$752
Adjustments (1)	14	—	—	—	14

Pro forma net sales	$421	$243	$70	$32	$766
Net sales change
Reported net sales	(5.9%)	(1.6%)	(20.0%)	—%	(5.6%)
Pro forma net sales	(8.8%)	(1.6%)	(20.0%)	—%	(7.2%)
Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates	(0.7%)	—%	(1.4%)	—%	(0.5%)

Year-over-year impact of changes in pass-through paper sales	(1.4%)	0.8%	—%	(3.1%)	(0.7%)
Net organic sales change (2)	(6.7%)	(2.4%)	(18.6%)	3.1%	(6.0%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended March 31, 2017 and 2016 to pro forma net sales as if the acquisitions took place as of January 1, 2016 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses: For the three months ended March 31, 2017, the adjustment to net sales of an acquired business reflects the net sales of HudsonYards. For the three months ended March 31, 2016, the adjustments for net sales of acquired businesses reflect the net sales of HudsonYards and Continuum.
(2)	Adjusted for net sales of acquired businesses, the impact of changes in FX rates and pass-through paper sales.

LSC COMMUNICATIONS REPORTS FIRST-QUARTER 2017 RESULTS

LSC Communications, Inc.

Debt and Liquidity Summary

As of March 31, 2017 and December 31, 2016

(in millions)

(UNAUDITED)

	March 31, 2017	December 31, 2016
Total Liquidity (1)

Availability
Stated amount of the Revolving Credit Facility (2)	$400	$400
Less: availability reduction from covenants	—	—

Amount available under the Revolving Credit Facility	400	400

Usage
Borrowings under Revolving Credit Facility	$—	$—
Impact on availability related to outstanding letters of credit (3)	13	12

	$13	$12
Current availability	$387	$388
Cash	89	95

Net Available Liquidity	$476	$483

Short-term and current portion of long-term debt	$15	$52
Long-term debt	729	742

Total debt (4)	$744	$794

Non-GAAP adjusted EBITDA for the twelve months ended March 31, 2017 and the year ended December 31, 2016	$339	$370

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	2.2x	2.1x

(1)	Liquidity does not include uncommitted credit facilities, located primarily outside of the U.S.
(2)	The Company has a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets. There were no borrowings under the Revolving Credit Facility as of March 31, 2017 and December 31, 2016.
(3)	Net available liquidity was reduced by $13 million related to outstanding letters of credit. On April 18, 2017, the Company issued a letter of credit related to its workers’ compensation program which will further reduce the availability by $38 million.
(4)	On February 2, 2017, the Company paid in advance the full amount of required amortization payments, $50 million, for the year ended December 31, 2017 for the senior secured term loan B facility (the “Term Loan Facility”).